UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 9, 2010

Analogic Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	0-6715	04-2454372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Centennial Drive, Peabody, Massachusetts		01960
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 978-326-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2010, the Board of Directors of Analogic Corporation (the “Company”) elected Jeffrey P. Black as a director of the Company, effective immediately. Mr. Black will serve as a Class III director with a term expiring at the 2011 Annual Meeting of Stockholders. It is expected that Mr. Black will be named to the Compensation Committee of the Company’s Board of Directors. In connection with his election, Mr. Black will receive an option to acquire 5,000 shares of the Company’s common stock pursuant to the 1997 Non-Qualified Stock Option Plan for Non-Employee Directors (as amended), a pro-rated annual share retainer pursuant to the Analogic Corporation Non-Employee Director Stock Plan, which pro-rated share retainer consists of 577 shares of the Company’s common stock having a value of approximately $26,230, and cash compensation as paid to the Company’s other non-employee directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Analogic Corporation

April 12, 2010	By:	/s/ John J. Fry
Name: John J. Fry
Title: Vice President, General Counsel, and Secretary